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                                                                   Exhibit 10.09


                  AGREEMENT WITH CERTAIN WHITEBARN SHAREHOLDERS


            This AGREEMENT (this "Agreement") is made and entered into as of this 13th day of March 2000, by and among Talarian Corporation, a California corporation ("Talarian"), Mark Mahowald, and Ron Lachman (each, a "Shareholder," and collectively, the "Shareholders") and Wagner & Associates, P.C. (the "Escrow Agent").

                                 R E C I T A L S

            A. Talarian and WhiteBarn, Inc., an Illinois corporation ("WhiteBarn"), are parties to that certain Agreement and Plan of Merger dated as of March 7, 2000 (the "Merger Agreement") which provides for a merger of WhiteBarn with and into Talarian (the "Merger").

            B. Pursuant to the Merger Agreement, all the shareholders of WhiteBarn (including the Shareholders) will receive an aggregate of approximately 348,215 shares (the "Shares") of the common stock, no par value, of Talarian (the "Talarian Common Stock") and $414,548 in cash, in exchange for all the outstanding stock of WhiteBarn (the "WhiteBarn Shares").

            C. Pursuant to the Merger Agreement, the Shareholders will place thirty percent (30%) of the Shares in an escrow account to secure certain indemnification obligations of the Shareholders in favor of Talarian, on the terms and subject to the conditions set forth herein.

            D. The execution and delivery of this Agreement by the Shareholders is a condition precedent to the consummation of the Merger by Talarian. The Shareholders, desiring to facilitate the Merger, are willing to enter into this Agreement in order to induce Talarian to consummate the Merger.

            E. All capitalized terms used herein but which are not otherwise defined shall have the meanings given to them in the Merger Agreement.

                                A G R E E M E N T

            In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

            1.    Indemnification by the Shareholders.

                  1.1 Each of the Shareholders shall indemnify, defend and hold harmless Talarian and any of its Affiliates and Representatives, and shall reimburse Talarian and any of its Affiliates and Representatives, on demand, for any claim, demand, loss, liability, damage or expense including, without limitation, any claim for direct damages, interest, penalties and reasonable attorneys' fees and costs of investigation incurred as a result thereof (collectively "Damages"), resulting from any of the following:
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                        (a) Any breach or default in the performance by
WhiteBarn of any covenant or agreement of WhiteBarn contained in the Merger Agreement or pursuant to any agreement, certificate or document delivered to Talarian by or on behalf of WhiteBarn in connection therewith;

                        (b) Any breach of warranty or inaccurate or erroneous representation made by WhiteBarn in the Merger Agreement or pursuant to any agreement, certificate or document delivered to Talarian by or on behalf of WhiteBarn in connection therewith;

                        (c) Any litigation involving WhiteBarn as of the Closing Date except to the extent described on the Disclosure Schedule and any litigation arising from the conduct of WhiteBarn's business before the Closing;

                        (d) any breach of warranty or inaccurate or erroneous representation made by WhiteBarn in Section 3.20 Taxes of the Merger Agreement;

                        (e) Any breach or default in the performance by such Shareholder of any covenant or agreement of such Shareholder contained in
Section 11 of this Agreement;

                        (f) Any breach of warranty or inaccurate or erroneous representation made by such Shareholder in Section 11 of this Agreement; and/or

                        (g) Any breach of warranty or inaccurate or erroneous representation made by WhiteBarn in Section 3.2 Capitalization of WhiteBarn of the Merger Agreement.

            The Shareholders' obligation to indemnify, defend or hold harmless Talarian and any of its Affiliates and Representatives from any such Damages shall terminate on the First Indemnification Termination Date (as defined below) other than with respect to Damages pursuant to Section 1.1(d) above which shall terminate on the Applicable Indemnification Termination Date (as defined below) (other than with respect to proceedings or claims pending at the time of expiration, which shall continue with respect to such proceedings until such proceedings are finally resolved). For purposes of this Agreement, an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

            The obligation of the Shareholders pursuant to this Section 1.1 shall be several and not joint and shall be shared proportionately among the Shareholders in accordance with their relative "Percentage Interest" in the WhiteBarn Shares as set forth on Schedule 1.1 hereto (except with respect to subparagraphs (e) and (f) above, for which, because these subparagraphs relate to each Shareholder individually, responsibility shall not be shared proportionately, but shall be borne entirely by the applicable Shareholder).


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                  1.2 The parties shall comply with Sections 3 and 4 below for settlement of the indemnification obligations of the Shareholders to Talarian or any other party entitled to indemnification under this Section 1 (each, a "Claiming Party"). If any new claim for indemnification arises which is covered by the indemnification in this Section 1, the Claiming Party shall notify Mark Mahowald (the "Lead Shareholder") and the Lead Shareholder shall promptly notify all the other Shareholders (or, if such claim is pursuant to Sections 1.1(e) or (f), the Claiming Party shall notify the applicable Shareholder (the "Relevant Shareholder")). The Shareholders (or the Relevant Shareholder, as applicable) may contest and defend in good faith at their own cost any claim of third parties to the extent subject to indemnification under Section 1.1; provided that the Shareholders (or the Relevant Shareholder, as applicable) shall not be permitted to settle any claim requiring an admission of liability by the Claiming Party without the consent of such Claiming Party; and provided, further, that within 30 days of the Lead Shareholder's (or the Relevant Shareholder's) receipt of notice of such claim, the Lead Shareholder (or the Relevant Shareholder, as applicable) notifies the Claiming Party of the Shareholders' (or the Relevant Shareholders') desire to defend and contest such claim. If the Lead Shareholder (or the Relevant Shareholder, as applicable) does not notify the Claiming Party of the Shareholders' (or the Relevant Shareholders') desire to contest the claim within such 30-day period, then the Shareholders (or the Relevant Shareholder) shall reimburse any Claiming Party on demand for any Damages incurred by such Claiming Party at any time after the date hereof with respect to such claim.

                  1.3 Notwithstanding the foregoing, in the absence of finally adjudged fraud or intentional misrepresentation, the Shareholders shall have no obligation to indemnify, defend, hold harmless or reimburse Talarian or any of its Affiliates or its Representatives with respect to the matters described herein, unless and until the aggregate amount of all Damages with respect to such matters exceeds $50,000 (inclusive of attorneys' fees and costs) in which event, such persons shall be entitled to indemnification for the full amount of all Damages suffered or incurred, subject to the next sentence. Notwithstanding the foregoing, in the absence of finally adjudged fraud or intentional misrepresentation, the Shareholders shall have no liability pursuant to Sections 1.1(a) through (f) hereunder for Damages which exceed the lesser of (a) $3 million in the aggregate, or (b) the Escrowed Shares.

                  1.4 The indemnification obligations of the Shareholders contained in this Section 1 shall be satisfied by an escrow (the "Escrow") as described herein, provided, however, in the event of finally adjudged fraud or intentional misrepresentation or claims in connection with Section 1.1(g) to the extent not satisfied from the Escrow, claims may be made by the Claiming Party directly against the Shareholders.

            2. Establishment of Escrow; Account.

                  2.1 Deposit in Escrow. Talarian, on behalf of the Shareholders, hereby deposits with the Escrow Agent, stock certificates representing an aggregate of 104,464 shares of the Talarian Common Stock (the "Initial Escrowed Shares"), issued in the name of the Shareholders as described in Schedule 2.1 hereto. In addition, each of the Shareholders hereby deposits four stock powers (separate from certificate) endorsed in favor of Talarian. Any shares of Talarian capital stock that result from any stock dividend, reclassification, stock split, subdivision or combination of


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shares, recapitalization, merger or other events generally made with respect to the Talarian Common Stock in the Escrow Account (as defined below) ("Additional Shares") shall be delivered to the Escrow Agent and shall be held in the Escrow Account (and, as required under this Agreement, shall be released from the Escrow Account). Unless otherwise indicated, as used in this Agreement, the term "Escrowed Shares" includes the Initial Escrowed Shares and any Additional Shares. The Escrow Agent agrees to accept delivery of the Escrowed Shares and to hold the Escrowed Shares in Escrow in accordance with this Agreement and to release the Escrowed Shares out of Escrow as provided in this Agreement.

                  2.2 Escrow Account. The Escrow Agent shall maintain the Escrowed Shares in a separate account (the "Escrow Account").

                  2.3 Cash Dividends; Voting and Rights of Ownership. Any cash dividends, dividends payable in property or other distributions of any kind made in respect of the Escrowed Shares shall become part of the Escrow Account. The Shareholders shall have the right to vote the Escrowed Shares deposited in the Escrow Account on their behalf during such time that the Escrowed Shares are held in Escrow, and Talarian shall take all steps necessary to allow the exercise of such rights. While the Escrowed Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Shareholders will retain and shall be able to exercise all other incidents of ownership of the Escrowed Shares that are not inconsistent with the terms and conditions hereof.

            3. Release from Escrow.

                  3.1 Release of Escrowed Shares to the Shareholders. The Escrowed Shares shall be held by the Escrow Agent until required to be released to either the Shareholders or Talarian as provided for in Sections 3.1 and 3.2. Within five business days after the first anniversary of the Closing Date (the "First Release Date") and within five business days after the third anniversary of the Closing Date (the "Second Release Date"), the Lead Shareholder shall deliver to the Escrow Agent and Talarian a written notice (a "Release Notice") setting forth the Escrowed Shares to be released (the "Released Escrowed Shares") and stating the number of shares from the Released Escrowed Shares to be released to each of the Shareholders. Provided Talarian has not objected to the Escrow Agent within five business days after receipt of any Release Notice, the Released Escrowed Shares to be released to the Shareholders, and the payment to be made to the Shareholders in lieu of fractional shares, if any (as indicated below in this Section 3.1) shall be sent to the address specified by the Shareholders.

            The Released Escrowed Shares shall not include (a) any Escrowed Shares delivered to Talarian in accordance with Section 3.2 below in satisfaction of Claims (as defined in Section 4.2 below) by Talarian, (b) any Escrowed Shares subject to delivery to Talarian in accordance with Section 4, below, with respect to any then pending, but unresolved Claims ("Unresolved Claims") by Talarian, or (c) with respect to the First Release Date, 5,000 of the original Escrowed Shares, which shall remain in Escrow until the Second Release Date unless otherwise released to Talarian hereunder.


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             Within five business days after receipt of the Release Notice, the
Escrow Agent shall deliver (by registered mail or overnight carrier) to the Shareholders the number of Released Escrowed Shares specified in the Release Notice and shall pay by check to the Shareholders the amount payable in lieu of fractional shares, if any. To facilitate this process, no later than the First Release Date (or Second Release Date, as applicable), Talarian shall (a) take such action as may be necessary to cause a stock certificate to be issued in the name of each Shareholder bearing any legends required by this Agreement and shall provide such certificates to the Escrow Agent, and (b) deposit with the Escrow Agent sufficient funds to pay the cash amount for fractional shares. Cash shall be paid in lieu of fractions of Released Escrowed Shares in an amount equal to the Fair Market Value thereof as of the date of the Release Notice (as defined below). The Escrow Agent shall not be required to deliver the Released Escrowed Shares to the Shareholders until it has received the Release Notice from Talarian and the Lead Shareholder. Upon the resolution of any Unresolved Claims, the Escrowed Shares that were subject to the Claim shall be promptly released by the Escrow Agent to Talarian or to the Shareholders as determined pursuant to the resolution of the Claim and in accordance with this Agreement. The Escrow Agent shall not be required to invest the funds deposited with it for payment in lieu of fractional shares, but will make such investment arrangements as are expressly requested in writing by the Lead Shareholder to the extent reasonable.

                  3.2 Release of Escrowed Shares to Talarian. Within five business days after resolution of any Claim in accordance with Section 4 below, Talarian and the Lead Shareholder (or the Relevant Shareholder, as applicable) shall deliver to the Escrow Agent a Release Notice setting forth the number of shares from the Escrowed Shares having a value which equals the amount, if any, deemed to be owing to Talarian pursuant to the resolution of the Claim. The value of the Escrowed Shares shall be determined based on the fair market value as of the date of the Release Notice (as determined in accordance with Schedule 3.2) (the "Fair Market Value"). In lieu of any fractional shares, any fraction of a share that would otherwise be released shall be rounded down to the nearest whole share. Within five business days after receipt of such Release Notice, or if no such Release Notice is received, then within 20 calendar days after receipt of any Talarian Demand provided for in Section 4.4(a) below, or a Talarian Distribution Notice as provided for in Section 4.4(b), below (unless the Lead Shareholder (or the Relevant Shareholder, as applicable) gives the Escrow Agent written notice within such 20-day period that the Shareholders (or the Relevant Shareholder, as applicable) object to the Talarian Demand or Distribution Notice as provided in Section 4.4(a) or 4.4(b), below, as the case may be), the Escrow Agent and Talarian shall cause the transfer agent for Talarian Common Stock to cancel certificates for the number of Escrowed Shares to be released pursuant to this Section 3.2 and reissue certificates for Escrowed Shares that are to be either distributed to the Shareholders pursuant to Section 3.1, above, or retained by the Escrow Agent in Escrow as Escrowed Shares. Any Escrowed Shares released from Escrow to Talarian may be canceled by Talarian, without requiring Talarian to pay any consideration whatsoever in receipt thereof to the Shareholders.

                  3.3 No Encumbrance. No Escrowed Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by an Shareholder or may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Shareholder, prior to the delivery of the Escrowed Shares by the Escrow Agent to such Shareholders pursuant to Section 3.1 above.


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                  3.4 Power to Transfer Escrowed Shares. The Escrow Agent is
hereby granted the power to effect any transfer of the Escrowed Shares provided for in this Agreement. Talarian will cooperate with the Escrow Agent in causing its transfer agent to promptly issue and reissue stock certificates as necessary to effect such transfers.

            4. Resolution of Claims.

                  4.1 Indemnification Obligations. The Escrowed Shares shall serve as security only for the indemnity obligations of the Shareholders under this Agreement. Payment for Damages to be owing to Talarian under such indemnity shall be made by releasing to Talarian Escrowed Shares as provided in this Agreement. To the extent the Escrowed Shares are insufficient to fully compensate Talarian for Damages, Talarian shall only be entitled to pursue any such Claims against any of the Shareholders to the extent such Damages relate to claims in connection with Section 1.1(g) or finally adjudged fraud or intentional misrepresentation.

                  4.2 Notice of Claims. Promptly after receipt by Talarian of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under this Agreement (a "Claim"), Talarian shall give the Lead Shareholder (or Relevant Shareholder, if applicable) written notice of such Claim and shall provide a copy of such notice to the Escrow Agent. The Lead Shareholder shall promptly notify the other Shareholders. Each notice of a Claim by Talarian (the "Notice of Claim") shall be in writing and shall be delivered on or before the first anniversary of the Closing Date (the "First Indemnification Termination Date") other than with respect to Claims made pursuant to Section 1.1(d) which shall be made on or before the expiration of the statute of limitations for the Tax to which the particular Claim relates (the "Applicable Indemnification Termination Date").

                  4.3 No Release to Talarian Until Resolution. Talarian shall not request the Escrow Agent to release to Talarian any of the Escrowed Shares held in the Escrow Account pursuant to a Notice of Claim until such Claim has been resolved in accordance with Section 4.4, below.

                  4.4 Resolution of Claims. Any Notice of Claim received by the Shareholders and the Escrow Agent pursuant to Section 4.2, above, shall be resolved as follows:

                        (a) Uncontested Claims. If the Lead Shareholder (or the Relevant Shareholder, as applicable) does not contest a Notice of Claim in a writing to Talarian within 20 calendar days of receipt of a Notice of Claim, Talarian may deliver to the Escrow Agent, with a copy to the Shareholders (or the Relevant Shareholder, as applicable), a written demand by Talarian (a "Talarian Demand") stating that a Notice of Claim had been given and that no notice contesting such Claim has been received from the Lead Shareholder (or the Relevant Shareholder, as applicable) and further stating the number of Escrowed Shares (valued at the Fair Market Value as of the date of the Talarian Demand) to be withheld from release to the Shareholders (or the Relevant Shareholder, as applicable) or to be released to Talarian in accordance with this Section. The Escrow Agent shall within 20 calendar days after receipt of such Talarian Demand, unless objected to by the


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Shareholders as described in Section 3.2 above, release to Talarian that number of Escrowed Shares as specified in the Talarian Demand and shall notify the Shareholders (or the Relevant Shareholder, as applicable) of such transfer.

                        (b) Contested Claims. If the Lead Shareholder (or the Relevant Shareholder, as applicable) gives written notice contesting all or a portion of a Notice of Claim to Talarian and the Escrow Agent (a "Contested Claim") within the 20 calendar day period provided above, matters that are subject to third party Claims brought against Talarian or any other Claiming Party in a litigation or arbitration shall await the final decision, award or settlement of such litigation or arbitration, while matters that arise between Talarian or any other Claiming Party on the one hand and the Shareholders (or the Relevant Shareholder, as applicable) on the other hand, including any disputes regarding performance or non-performance of a party's obligations under this Agreement ("Arbitrable Claims") shall be settled in accordance with Section 4.4(c), below. Any portion of the Notice of Claim that is not contested shall be resolved as set forth above in Section 4.4(a), above. If notice is received by the Escrow Agent that a Notice of Claim is contested by the Shareholders (or the Relevant Shareholder, as applicable), then the Escrow Agent shall hold in the Escrow Account, after what would otherwise be the First Release Date (or Second Release Date, as applicable), Escrowed Shares having a value sufficient to cover Damages alleged in such Claim (valuing any Escrowed Shares at the Fair Market Value as of the date the Escrow Agent receives notice that such Claim is being contested) until the earlier of (i) receipt of a settlement agreement executed by Talarian and the Shareholders (or the Relevant Shareholder, as applicable) setting forth the resolution of the Notice of Claim and setting forth the number of Escrowed Shares to be released to Talarian, or (ii) receipt of a written notice from Talarian (a "Talarian Distribution Notice") attaching a copy of the final award or decision of the arbitrator and setting forth the number of Escrowed Shares, if any, to be released to Talarian as a result of such award, unless objected to by the Shareholders as described in Section 3.2 above. Talarian shall provide a copy of the Talarian Distribution Notice to the Shareholders at the same time as it provides such notice to the Escrow Agent. If the Escrow Agent institutes an action for interpleader in accordance with
Section 5.6 of this Agreement as a result of a dispute between the parties, the parties agree to jointly seek to stay such interpleader action pending the resolution of any arbitration commenced by the parties or, if the parties are unable to agree, pursuant to this Section 4.4(b) and 4.4(c), below.

                        (c) Arbitration.

                              (i) AAA Rules. Any Arbitrable Claim, in any
dispute between Talarian or any other Claiming Party and the Shareholders (or the Relevant Shareholder, as applicable) under this Agreement, shall be submitted to final and binding arbitration in the County of Santa Clara, State of California, which arbitration shall, except as herein specifically stated, be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in effect; provided, however, that the parties agree first to try in good faith to resolve any Arbitrable Claim that does not exceed $100,000 by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration; provided, further, that in the event of an arbitration, the arbitration provisions of this Agreement shall govern over any conflicting rules which may now or hereafter be contained in the AAA rules.


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                              (ii) Binding Affect.  The final decision of the
arbitrator shall be furnished in writing to the Escrow Agent, the Shareholders and Talarian and will constitute a conclusive determination of the issue in question, binding upon the Shareholders and Talarian. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.

                              (iii) Compensation of Arbitrator.  Any such
arbitration shall be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties and by the AAA, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                              (iv) Selection of Arbitrator. The AAA shall have
the authority to select an arbitrator from a list of arbitrators who are partners in a nationally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm or who are partners in a major law firm; provided, however, that neither the accounting firm, law firm nor the individual arbitrator shall be a firm or individual that has within the last three years rendered, or is then rendering, services to any party or, also in the case of a law firm, a firm or an individual lawyer, who has appeared, or is then appearing, as counsel of record in opposition to any party; provided, further, that the individual arbitrator cannot have any other prior relationship or affiliation to the Shareholders, Talarian or any of its officers, directors, consultants, contractors, or employees which is likely to affect or compromise the arbitrator's independence.

                              (v)   Payment of Costs.  The Shareholders (or the
Relevant Shareholder, as applicable) and Talarian will share responsibility for the attorneys' fees and costs and all costs of arbitration, including those provided for above, based on the degree to which the arbitrator accepts the respective positions of the parties, as conclusively determined by the arbitrator.

                              (vi) Terms of Arbitration. The arbitrator chosen
in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of the Merger Agreement or any other documents that are executed in connection therewith.

                              (vii) Exclusive Remedy.  Arbitration or mediation
under this Section 4.4(c) shall be the sole and exclusive remedy of the parties for any Arbitrable Claim arising out of this Agreement.

            5. Escrow Agent.

                  5.1 Duties. The duties of the Escrow Agent hereunder shall be entirely administrative and not discretionary. The Escrow Agent shall be obligated to act only in accordance with written instructions received by it as provided in this Agreement and is authorized herewith to


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comply with any orders, judgments or decrees of any court with or without jurisdiction and shall not be liable as a result of its compliance with the same.

                  5.2 Legal Opinions. As to any legal questions arising in connection with the administration of this Agreement, the Escrow Agent may rely absolutely upon the joint instruction of Talarian and the Lead Shareholder or the opinions given to the Escrow Agent by its outside independent counsel and shall be free of liability for acting and relying on such opinions.

                  5.3 Signatures. The Escrow Agent may rely absolutely upon the genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Agreement.

                  5.4 Receipts and Releases. The Escrow Agent may, as a condition to the disbursement of monies or disposition of securities as provided herein, require from the payee or recipient a receipt therefor and, upon final payment or disposition, a release of the Escrow Agent from any liability arising out of its execution or performance of this Agreement, with such release to be in a form reasonably satisfactory to the Escrow Agent.

                  5.5 Refrain from Action. The Escrow Agent shall be entitled to refrain from taking any action contemplated by this Agreement in the event it becomes aware of any dispute between the Shareholders and Talarian as to any material facts or as to the happening of any event precedent to such action.

                  5.6 Interpleader. If any controversy arises between the parties or with any third party, the Escrow Agent shall not be required to determine the same or to take any action, but the Escrow Agent in its discretion may institute such interpleader or other proceedings in connection therewith as the Escrow Agent may deem proper, and in following such other course, the Escrow Agent shall not be liable.

                  5.7 Tax Forms. All persons or entities entitled to receive interest from the Escrow Account will provide the Escrow Agent with W-9 tax forms prior to disbursement of interest. Interest earned in the Escrow Account will be reported as income to the party receiving such interest.

            6. Indemnification of Escrow Agent.

                  6.1 Waiver Indemnification. Talarian and the Shareholders agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, in accordance with the terms and conditions hereof, unless such suit, claim, demand or cause of action is based upon the willful neglect or gross negligence or bad faith of the Escrow Agent. They further agree to indemnify the Escrow Agent against and from any and all claims, demands, costs, liabilities and expenses, including reasonable counsel fees, which may be asserted against it or to which it may be exposed or which it may incur by reason of its execution or performance of this Agreement, except to the extent attributable to its willful neglect,


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gross negligence or bad faith. Such agreement to indemnify shall survive until extinguished by any applicable statute of limitations.

                  6.2 Conditions to Indemnification. In case any litigation is brought against the Escrow Agent in respect of which indemnity may be sought hereunder, the Escrow Agent shall give prompt notice of that litigation to the parties, and the parties, upon receipt of that notice, shall have the obligation and the right to assume the defense of such litigation, provided that failure of the Escrow Agent to give the notice shall not relieve the parties from any of their obligations under this Section 6 unless that failure prejudices the defense of any of such litigation by said parties. The cost of defense of any such litigation shall be borne by Talarian unless the litigation is brought by or on behalf of the Shareholders, in which case the cost of defense of any such litigation shall be borne by the Shareholders. At its own expense, the Escrow Agent may employ separate counsel and participate in the defense. Parties shall not be liable for any settlement agreed to by the Escrow Agent without their respective consents.

            7. Acknowledgment by the Escrow Agent. By execution and delivery of this Agreement, the Escrow Agent acknowledges that the terms and provisions of this Agreement are acceptable and agrees to carry out the provisions of this Agreement on its part.

            8. Resignation or Removal of Escrow Agent; Successor.

                  8.1   Resignation and Removal.

                        (a) The Escrow Agent may resign as such following the giving of 30 days' prior written notice to the other parties. Similarly, the Escrow Agent may be removed and replaced following the giving of 30 calendar days' prior written notice to be given to the Escrow Agent jointly by the Shareholders and Talarian. In either event, the duties of the Escrow Agent shall terminate 30 calendar days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Escrowed Shares then in its possession to a successor Escrow Agent as shall be appointed by the other parties as evidenced by a written notice filed with the Escrow Agent.

                        (b) If the parties are unable to agree upon a successor, or shall have failed to appoint a successor prior to the expiration of 30 calendar days following the date of the notice of resignation or removal, then the acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon all of the parties.

                  8.2 Successors. Every successor appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Shareholders and Talarian, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, shall become fully vested with all the duties, responsibilities and obligations of its predecessor; and such predecessor, upon the written request of its successor or any of the parties, shall execute and deliver an instrument or instruments transferring to such successor all the rights of such predecessor hereunder, and shall duly assign, transfer and deliver all property, securities and monies


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held by it pursuant to this Agreement to such successor (a "Successor
Transfer"). Should any instrument be required by any successor for more fully vesting in such successor, the duties, responsibilities and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on the request of any of the other parties, be executed, acknowledged and delivered by the predecessor.

                  8.3 New Custodian. In the event of an appointment of a successor, upon the consummation of the Successor Transfer, the predecessor shall cease to be custodian of any funds, securities or other assets and records previously held by it pursuant to this Agreement, and the successor shall become such custodian.

                  8.4 Release. Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of the Escrowed Shares, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement that may arise and accrue thereafter.

            9. Fee. The Escrow Agent shall be paid for service hereunder in accordance with the fee schedule attached hereto as Schedule 9. Talarian shall be responsible for paying all such fees to the Escrow Agent and any successor thereof. In the event that the Escrow Agent is required to render any service not provided for in this Agreement and fee schedule, or there is any assignment of the interest of this Escrow or any modification hereof, the Escrow Agent shall be entitled to receive from the party requesting the service, assignment or amendment reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability and expenses, including attorneys' fees.

            10. Termination of Escrow. The Escrow created hereby shall terminate following the Escrow Agent's delivery of all remaining Escrowed Shares to the Shareholders and/or Talarian pursuant to Section 3 above.

            11. Shareholder Representations, Warranties and Covenants. Each Shareholder represents, warrants and covenants as follows:

                  11.1 Stock Ownership. Shareholder has good and marketable title to the WhiteBarn Shares being sold by the Shareholder pursuant to the Merger Agreement and has full power and authority to surrender the WhiteBarn Shares without any restrictions, liens, charges, claims, encumbrances or rights of others of any nature whatsoever. Shareholder, upon request, will execute and deliver any additional documents necessary or desirable to complete the surrender of the certificates representing the WhiteBarn Shares surrendered herewith. All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  11.2 Business or Financial Experience. Shareholder, by reason of his or her business or financial experience or the business or financial experience of his or her professional advisors who are unaffiliated with, and are not compensated by, Talarian or any Affiliate or selling


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agent of Talarian, directly or indirectly, is capable of evaluating the merits and risks of the transactions contemplated herein and in the Merger Agreement and has the capacity to protect his or her own interests in connection therewith. Shareholder is able to bear the economic risk of this investment, and has such knowledge and experience in financial and business matters that Shareholder is capable of evaluating the merits and risks of the investment in the securities to be purchased.

                  11.3 Accredited Investors. Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  11.4 No Distribution. Shareholder is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

                  11.5 Legends. Shareholder understands that (a) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration, and (b) each certificate representing the Shares will be endorsed with any legend required to be placed thereon by applicable federal or state securities laws and with legends in substantially the following form:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Talarian will instruct the transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

                  11.6 Information. In addition, Shareholder has been furnished with such materials and has been given access to such information relating to Talarian as it or its qualified representative has requested and has been afforded an opportunity to ask questions regarding Talarian and the Shares, all as Shareholder has found necessary to make an informed investment decision.


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
                  11.7 Residency. Shareholder is a resident of the State of Illinois and all communications regarding Shareholder's purchase of the Shares were sent to Shareholder in Illinois.

                  11.8 Market Stand-Off. In connection with an underwritten initial public offering by Talarian of its equity securities pursuant to an effective registration statement filed under the Securities Act, Shareholder shall not, directly or indirectly, (1) offer, sell, solicit an offer to buy, pledge, contract to sell, make any short sale of, loan, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose or transfer of any shares of Talarian Common Stock or any securities convertible into or exercisable or exchangeable for Talarian Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any economic consequences of ownership of Talarian Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Talarian Common Stock or such other securities, in cash or otherwise, or (3) otherwise agree to engage in any of the foregoing transactions without the prior written consent of the Talarian and its underwriters, for such period of time (not to exceed six months) from and after the effective date of such registration statement as may be requested by Talarian or such underwriters (with such period to be no longer than that requested by Talarian (or its underwriters) by officers, directors and ten parent shareholders of Talarian). Shareholder also further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

            12. Miscellaneous Provisions.

                  12.1 Governing Law. The validity, construction and performance of this Agreement, and any Action arising out of or relating to this Agreement shall be governed by the Laws, without regard to the Laws as to choice or conflict of Laws, of the State of California.

                  12.2 Amendment. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns.

                  12.3 Assignment. Neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by any of the Shareholders without the prior written consent of Talarian which consent may not be unreasonably withheld or delayed

                  12.4 Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (a) upon delivery, if served personally on the party to whom notice is to be given; or (b) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this Section 12.4 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.


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
                  12.5 Warranty of Authority. Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

                  12.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.


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
            IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.


"TALARIAN":                            THE "SHAREHOLDERS":

TALARIAN CORPORATION,
a California corporation

                                       Mark Mahowald

By:  ______________________________    Address:
Name:______________________________    ___________________________________
Its: ______________________________    ___________________________________
                                       ___________________________________
Address:                               Tel. No.:
333 Distel Circle                      Fax. No.:
Los Altos, CA  94022-1404
Tel. No.:  (650) 965-8050
Fax. No.:  (650) 965-9077


"ESCROW AGENT":

WAGNER & ASSOCIATES, P.C.

                                       Ron Lachman

By:  ______________________________    Address:
Its: ______________________________    ___________________________________
Address:                               ___________________________________
41 Corporate Plaza, Suite 210          ___________________________________
Irvine, Ca  92606                      Tel. No.: _________________________
Tel. No.:  (949) 474-6964              Fax. No.: _________________________
Fax. No.:  (949) 474-6001




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